EXHIBIT 21
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             SELECTIVE INSURANCE GROUP, INC. SUBSIDIARIES
             --------------------------------------------


                      Jurisdiction                           Percentage
                        in which                          Voting securities
Name                    organized          Parent              owned
----                  ------------         ------         -----------------

Selective Insurance    New Jersey      Selective Insurance      100%
 Company of America                       Group, Inc.


Selective Way          New Jersey      Selective Insurance      100%
 Insurance Company                        Group, Inc.


Selective Insurance    North Carolina  Selective Insurance      100%
 Company of the                           Group, Inc.
 Southeast


Selective Insurance    South Carolina  Selective Insurance      100%
 Company of South                         Group, Inc.
 Carolina


Wantage Avenue         New Jersey      Selective Insurance      100%
 Holding Company,                         Company of America
 Inc.


Niagara Exchange       Delaware        Selective Insurance      100%
 Corporation                              Group, Inc.


NIEX Funding           New York        Niagara Exchange         100%
 Corporation                              Corporation


Exchange Insurance     New York        Niagara Exchange          81%
 Company                                  Corporation


EMIC Plan, Inc.        New York        Exchange Insurance       100%
                                          Company


Selective Technical    New Jersey      Selective Insurance      100%
 Administrative                           Group, Inc.
 Resources, Inc.